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Exhibit 11  Computation of Earnings Per Share

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                                                             For the Year Ended
                                                                December 31,
                                                         -------------------------
                                                             2000          1999
                                                         -----------   -----------
                                                          (Dollars in thousands,
                                                         except per share amounts)
BASIC:
   Net income..........................................  $     7,978   $     9,040
   Dividends on unvested restricted stock awards.......         (181)          (73)
                                                         -----------   -----------
   Net income - basic..................................  $     7,797   $     8,967
                                                         ===========   ===========

   Basic:
      Weighted average shares outstanding..............    9,824,175    11,241,089
      Less:  Unallocated/unearned shares held by
             stock benefit plans........................  (1,253,769)   (1,074,932)
                                                         -----------   -----------

   Weighted average shares outstanding - basic.........    8,570,406    10,166,157
                                                         ===========   ===========

   Earnings per share - basic..........................        $0.91         $0.88

DILUTED:
   Net income..........................................  $     7,978   $     9,040
   Dividends on unvested restricted stock awards, net..         (169)          (69)
                                                         -----------   -----------
   Net income - diluted................................  $     7,809   $     8,971
                                                         ===========   ===========

   Basic weighted average shares outstanding...........    8,570,406    10,166,157
   Add effect of dilutive instruments:
      Restricted stock awards..........................       22,190        20,035
      Stock options....................................       20,385         7,313
                                                         -----------   -----------
   Weighted average shares outstanding - diluted.......    8,612,981    10,193,505
                                                         ===========   ===========

   Earnings per share - diluted........................        $0.91         $0.88
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